057 Putnam Europe Equity Fund attachment
6/30/03 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A	6,108
Class B	1,793
Class C	43

72DD2	(000s omitted)

Class M	232


73A1

Class A	$0.215
Class B	$0.086
Class C	$0.077

73A2

Class M	$0.127


74U1	(000s omitted)

Class A	24,902
Class B	18,640
Class C	508

74U2	(000s omitted)

Class M	2,347

74V1

Class A	$14.84
Class B	$14.31
Class C	$14.68

74V2

Class M	$14.68